Item 26. Exhibit h. ii. a.

AMENDMENT NO. 1 TO

INVESCO FUNDS INTERMEDIARY AGREEMENT REGARDING COMPLIANCE WITH SEC

RULE 22c-2

This Amendment No. 1 to the Invesco Funds Intermediary Agreement Regarding Compliance with SEC Rule 22c-2 is made as of the 30th day of June, 2020 by and among Massachusetts Mutual Life Insurance Company, a Massachusetts mutual life insurance company (“MassMutual”), CM. Life Insurance Company (“CM. Life”), MML Bay State Life Insurance Company (“MML Bay State”), each a Connecticut life insurance company (together, the “Intermediaries”), and Invesco Investment Services, Inc., a Delaware corporation (” Invesco”).

WHEREAS, MassMutual, CM. Life, and Invesco are parties to the Invesco Funds Intermediary Agreement Regarding Compliance with SEC Rule 22c-2 signed on March 29, 2007 (the “Agreement”);

WHEREAS, MassMutual, CM. Life, and Invesco wish to make MML Bay State a party to the Agreement;

NOW THEREFORE, in consideration for the mutual promises set forth herein, the Parties hereto agree as follows:

1.	MML Bay State is hereby made a party to the Agreement.

2.	MML Bay State agrees to be bound by the terms and provisions of the Agreement.

3.	From and after the date of this Amendment No. 1, the term “Intermediaries” as used in the Agreement shall be deemed to include MassMutual, CM. Life, and MML Bay State.

4.	All requests for both shareholder transaction information and trading restrictions must be made to 22c2Requests@MassMutual.com.

5.	All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

INVESCO INVESTMENT SERVICES, INC.

By:	/s/ William J. Galvin Jr.
Name:	William J. Galvin, Jr.
Title:	President

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Philip Michalowski
Name:	Philip Michalowski
Title:	Head of Annuity Product

C.M. LIFE INSURANCE COMPANY

By:	/s/ Philip Michalowski
Name:	Philip Michalowski
Title:	Head of Annuity Product

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Philip Michalowski
Name:	Philip Michalowski
Title:	Head of Annuity Product